Exhibit 23.1

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM CONSENT

We consent to the incorporation by reference in this Registration Statement on Form S-1/A-2 of our report dated September 2, 2011 with respect to the audited balance sheets of Havana Furnishings, Inc. as of July 31, 2011 and the related statements of expenses, stockholders’ equity and cash flows for the period from July 15, 2011 (inception) through July 31, 2011.

We also consent to the reference to us under the heading “Experts” in such registration statement.

MALONEBAILEY, LLP

MaloneBailey, LLP

www.malone-bailey.com

Houston, Texas

March 7, 2012